Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Bindley Western Industries, Inc., relating to the Profit Sharing Plan of Bindley Western Industries, Inc. & Subsidiaries, of our report dated June 8, 1998 appearing in this Form 11-K.



Price Waterhouse LLP
Indianapolis, Indiana
June 26, 1998